UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): February 10, 2026

BECTON, DICKINSON AND COMPANY
(Exact Name of Registrant as Specified in Charter)

New Jersey	001-4802	22-0760120
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Becton Drive Franklin Lakes, New Jersey	07417-1880
(Address of Principal Executive Offices)	(Zip Code)

 (201) 847-6800
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $1.00	BDX	New York Stock Exchange
1.900% Notes due December 15, 2026	BDX26	New York Stock Exchange
1.208% Notes due June 4, 2026	BDX/26A	New York Stock Exchange
1.213% Notes due February 12, 2036	BDX/36	New York Stock Exchange
3.519% Notes due February 8, 2031	BDX31	New York Stock Exchange
3.828% Notes due June 7, 2032	BDX32A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 8.01.	Other Events

On February 10, 2026, Becton, Dickinson and Company (the “Company”) announced that it commenced a series of tender offers to purchase for cash, subject to prioritized acceptance levels, series-specific aggregate principal amount caps, if any, and proration if applicable, up to $1,600,000,000 aggregate purchase price (excluding the applicable accrued interest) of its (i) 6.700% Senior Notes due 2026, (ii) 7.000% Senior Debentures due 2027, (iii) 6.700% Senior Debentures due 2028, (iv) 6.000% Senior Notes due 2039, (v) 4.875% Senior Notes due 2044, (vi) 4.669% Senior Notes due 2047, (vii) 5.000% Senior Notes due 2040, (viii) 4.685% Senior Notes due 2044, (ix) 5.081% Senior Notes due 2029, (x) 3.794% Senior Notes due 2050, (xi) 4.874% Senior Notes due 2029, (xii) 4.693% Senior Notes due 2028, (xiii) 3.700% Senior Notes due 2027, (xiv) 5.110% Senior Notes due 2034, and (xv) 4.298% Senior Notes due 2032.

Filed herewith as Exhibit 99.1 and incorporated herein by reference is a copy of the Company’s press release announcing the commencement of the tender offers.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated February 10, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BECTON, DICKINSON AND COMPANY

Date: February 10, 2026	By:	/s/ Stephanie Kelly
Name:	Stephanie Kelly
Title:	Chief Securities and Governance Counsel and Corporate Secretary